Exhibit 99.1

Marley Coffee Establishes Board of Advisors and Appoints Michael Higgins and Anthony Schiano as First Two Board Members

Advisory Board to Provide Strategic Guidance to Board of Directors

Higgins’ and Schiano’s Industry Experience Adds Strength to Advisory Board

DENVER – June 30, 2014 -- Jammin Java Corp., d/b/a Marley Coffee (OTCQB:JAMN) (www.marleycoffee.com), the sustainably grown, ethically farmed and artisan-roasted gourmet coffee company, has established a Board of Advisors and appointed Michael Higgins, Co-CEO of Mother Parkers  Tea & Coffee and Anthony Schiano, Principal at Business Solutions International,  as the first two Advisory Board members, effective immediately.

The role of the Board of Advisors will be to provide strategic guidance, independent advice and recommendations to the Board of Directors of Marley Coffee on the organization, fundraising, plan of operations, proposed joint ventures and partnerships, governance, marketing and expansion of the Company and its products and services. The Advisory Board will convene on a quarterly basis.  As the Company grows, it plans to expand its Advisory Board with other leading industry executives.

Michael Higgins is the Co-CEO of Mother Parkers Tea & Coffee Inc., the largest independent roaster in North America, which recently entered into a strategic investment transaction with Marley Coffee for a total of up to $8.25 million in funding. Mr. Higgins received his seat on the Board of Advisors as a result of this transaction. He is one of the beverage industry’s most experienced sales and marketing executives. He has worked in the family-owned company for more than 40 years, playing an instrumental role in building its owned brands, business partnerships and customer relationships in both foodservice and retail channels, as well as the private label tea and coffee brands of many of North America’s largest grocery and restaurant chains. Mr. Higgins is a director of the Tea Council of Canada and a past president of the Tea & Coffee Association of Canada.

Anthony Schiano is the Principal at BSI (Business Solutions International), a consulting firm to retailers, equity capital managers and financial analysts. He also serves as a Board member for Furmano’s, a food service company, and Clemens Family Corporation, DBA Hatfield Quality Meats et al. Mr. Schiano is an Advisory Board member for Four Seasons Produce and Board member for Burle Industries. Mr. Schiano has more than 34 years of experience in the supermarket industry, having served as President/CEO for Giant Food Stores L.L.C. (a subsidiary of Royal Ahold N.V.), one of the leading supermarket chains in the U.S. with more than 260 locations in six states. During Mr. Schiano’s tenure, Giant doubled its number of stores and nearly tripled its sales and operating earnings. He received a bachelor’s degree in economics and psychology from Boston College.

Mr. Higgins said, “Mother Parkers has made a significant investment in Marley Coffee because we believe in its strong potential for growth in the next few years. As a member of the Board of Advisors, I hope to help guide the Company toward that success.”

Mr. Schiano commented, “Over my decades of experience in the supermarket industry, I have come to appreciate the role of innovation and strong brand recognition as two major keys to success. I believe that Marley Coffee is excelling in both of these areas and am enthusiastic about guiding its future growth as an Advisory Board member.”

Brent Toevs, CEO of Marley Coffee, said, “Michael Higgins and Tony Schiano have vast experience in the food and beverage industry, and we are honored to have them serve as the inaugural members of our new Board of Advisors. As the head of Mother Parkers, Michael has already demonstrated his faith in Marley Coffee via our strategic investment transaction, and we are glad to receive his guidance as an Advisory Board member. Likewise, as we look to expand our presence in grocery stores across the U.S., an industry veteran like Tony will propel us to our next phase of growth over the coming years with his valuable insights.”

About Jammin Java Corp., d/b/a Marley Coffee

Marley Coffee (corporate name Jammin Java Corp.) is a US-based company that provides premium, artisan roasted coffee to the grocery, retail, online, service, hospitality, office coffee service and big box store industry. Under its exclusive licensing agreement with 56 Hope Road, the Company continues to develop its coffee lines under the Marley Coffee brand. The Company is a fully reporting company quoted on the OTCQB under the symbol "JAMN". Learn more at www.MarleyCoffee.com or visit the Investor Relations section at Investor.MarleyCoffee.com.

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Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts"). In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"), including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on our future results. Accordingly, you should not place undue reliance on these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the Company. The Company's SEC filings are available at http://www.sec.gov.

Contact:

Marley Coffee
303-396-1756

Dian Griesel Int'l.
212-825-3210